Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of our report dated March 25, 2019, relating to the financial statements of Tilray, Inc. and subsidiaries (the “Company”) appearing in the proxy statement/prospectus/information statement, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such proxy statement/prospectus/information statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

October 10, 2019